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Exhibit 31.1

Certification

I, David Lockwood, certify that:

  1.
  I have reviewed this report on Form 10-Q/A of Liberate Technologies;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

  3.
  Based on my knowledge, the financial statements, and other financial information included in this report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: September 16, 2003	By:	/s/ DAVID LOCKWOOD David Lockwood Chief Executive Officer

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  Exhibit 31.1
Certification